UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2025

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Burlington Road, South Building

Bedford, Massachusetts 01730

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2025, Lantheus Medical Imaging, Inc., a Delaware corporation (“Lantheus Medical”) and wholly-owned subsidiary of Lantheus Holdings, Inc., a Delaware corporation (“Lantheus” or the “Company”), and Project Hazel Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Lantheus Medical (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Evergreen Theragnostics, Inc., a Delaware corporation (“Evergreen”), Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Indemnitors (the “Securityholders’ Representative”) and Lantheus, solely for the purposes of Section 11.2 of the Merger Agreement, pursuant to which Lantheus Medical will acquire Evergreen by means of a statutory merger of Merger Sub with and into Evergreen, with Evergreen surviving as a wholly-owned subsidiary of Lantheus Medical (the “Merger”). Evergreen is a clinical-stage radiopharmaceutical company engaged in Contract Development and Manufacturing (CDMO) services as well as drug discovery and commercialization of proprietary products.

Pursuant to the Merger Agreement, Lantheus Medical will pay (i) an upfront amount of $250 million, payable in cash at closing and subject to customary adjustments as set forth in the Merger Agreement and (ii) milestone payments in an aggregate additional cash amount of up to $752.5 million upon the occurrence of certain Milestone Trigger Events (as set forth in the Merger Agreement) (clauses (i) and (ii), the “Merger Consideration”).

Under the terms of the Merger Agreement, all issued and outstanding Evergreen common stock (other than cancelled shares and dissenting shares), all outstanding and unexercised, whether vested or unvested, Evergreen options and all Evergreen restricted stock units, whether vested or unvested, that are outstanding and unsettled immediately prior to the closing of the Merger shall be canceled in exchange for the Merger Consideration as set forth in the Merger Agreement.

For a specified period following the closing of the Merger, subject to certain specified exceptions, Lantheus Medical has agreed to use commercially reasonable efforts to (i) seek regulatory approval for and commercialize OCTEVYTM in the United States and (ii) develop and commercialize certain other product candidates of Evergreen that are the subject of the milestone obligations.

The Merger Agreement contains customary representations, warranties, covenants and obligations of each of the parties to the Merger Agreement. The Merger Agreement also contains customary indemnification provisions whereby the Evergreen securityholders will indemnify Lantheus Medical for certain damages arising out of inaccuracies in, or breaches of, the representations and warranties by Evergreen, breaches of any covenant or obligation by Evergreen or the Securityholder’s Representative, certain pre-closing taxes of Evergreen, and certain other matters, subject to certain caps and other limitations. To support such indemnification obligations, Lantheus Medical will have recourse to escrowed cash and, in certain cases, directly against the Evergreen securityholders. The stockholders of Evergreen have approved the Merger Agreement and the transactions contemplated thereby in accordance with applicable law and Evergreen’s organizational documents.

The Merger is subject to customary closing conditions, including certain regulatory approvals or clearances, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the transfer of certain regulatory licenses and permits. There are also customary closing deliverables required in respect of the Merger.

The Merger Agreement provides for certain termination rights for both Evergreen and Lantheus Medical, including a right to terminate the Agreement if the closing conditions have not been satisfied or waived on or prior to July 27, 2025, subject to two, three-month automatic extensions in certain circumstances relating to a failure to obtain required regulatory approvals or clearances. The Merger Agreement also provides that Lantheus Medical will be required to pay a reverse termination fee equal to $10 million in cash to Evergreen in certain circumstances relating to the failure to obtain certain required regulatory approvals or clearances. Lantheus Medical has also agreed to provide up to $18 million in unsecured loans to Evergreen on the terms set forth in the Merger Agreement.

The Merger is expected to close in the second half of 2025, subject to the satisfaction of customary closing conditions. The Merger Agreement has been approved by the Boards of Directors of both companies (other than by Dr. Gerard Bér, who is a director of both Lantheus and Evergreen, and by Heinz Mäusli, who is a director of Lantheus and an advisor of Evergreen, both of whom were recused from Board discussions at both companies).

The foregoing description of the terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition

On January 28, 2025, Lantheus issued a press release announcing the signing of the Merger Agreement and reaffirming financial guidance for the year ended December 31, 2024 as set forth in the Company’s press release dated November 6, 2024. A copy of the press release is furnished as Exhibit 99.1.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01	Regulation FD Disclosure

Lantheus announced a conference call to be held at 8:30 a.m., Eastern Time on January 28, 2025. A copy of the investor presentation, which will be discussed during the conference call, is furnished as Exhibit 99.2 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Safe Harbor for Forward-Looking and Cautionary Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, related to Lantheus, Evergreen and the Merger that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by their use of terms such as “continue,” “may,” “poised,” “potential,” “will,” and other similar terms and include, among other things, the anticipated timing of the closing of the acquisition and the Company’s financial guidance for the year ended December 31, 2024. Such forward-looking statements are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: Lantheus’ and Evergreen’s ability to complete the acquisition on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory approvals and satisfaction of other closing conditions to consummate the acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction; risks related to diverting the attention of Evergreen’s and Lantheus’ management from ongoing business operations; failure to realize the expected benefits of the acquisition; significant transaction costs and/or unknown or inestimable liabilities; the risk that Evergreen’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including the uncertainty of expected future regulatory filings, financial performance and results of the combined company following completion of the acquisition; pharmaceutical product development and the uncertainty of clinical success; the regulatory approval process, including the risks that Evergreen may be unable to obtain regulatory approval for OCTEVYTM on the timeframe anticipated, or at all, or that Evergreen may be unable to obtain regulatory approvals of any of its other product candidates in a timely manner or at all; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; effects relating to the announcement of the acquisition or any further announcements or the consummation of the acquisition on the market price of Lantheus’ common stock; the possibility that, if Lantheus does not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Lantheus’ common stock could decline; potential litigation associated with the possible acquisition.

Additional factors that may affect the future results of Lantheus are set forth in its filings with the Securities and Exchange Commission (the “SEC”), including Lantheus’ most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are urged to consider these factors carefully in evaluating these forward-looking statements. Readers should also carefully review the risk factors described in other documents that Lantheus files from time to time with the SEC. The forward-looking statements in this document speak only as of the date of these materials. Except as required by law, Lantheus assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*#	Agreement and Plan of Merger, dated as of January 27, 2025, by and among Lantheus Medical Imaging, Inc., Project Hazel Merger Sub, Inc., Evergreen Theragnostics, Inc., Shareholder Representative Services LLC and, for purposes of Section 11.2 only, Lantheus Holdings, Inc.

99.1	Press Release, dated January 28, 2025

99.2	Investor Presentation, dated January 28, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(*)

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request; provided, however, that Lantheus may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

(#)

Pursuant to Item 601(b)(2)(ii) of Regulation S-K promulgated by the SEC, certain portions of this exhibit have been redacted because the Company customarily and actually treats such omitted information as private or confidential and because such omitted information is not material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Daniel Niedzwiecki
Name:	Daniel Niedzwiecki
Title:	Chief Administrative Officer and General Counsel

Date: January 28, 2025